UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HOUGHTON MIFFLIN HARCOURT COMPANY

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HOUGHTON MIFFLIN HARCOURT COMPANY.

125 High Street

Boston, Massachusetts 02110

Supplement

to the

Proxy Statement

first distributed on March 27, 2020

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

May 19, 2020

April 28, 2020

We are furnishing this additional information to supplement the proxy statement previously distributed in connection with the solicitation of proxies on behalf of the Board of Houghton Mifflin Harcourt Company (the “Company” “we,” “us,” or “our”) to be voted at our annual meeting of stockholders to be held on May 19, 2020, or any adjournment or postponements thereof (the “Annual Meeting”).  The purpose of this supplement is to clarify that the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”) currently has 3,675,146 shares available for future grants as noted on page 68 of our proxy statement, and that the amendment and restatement of the 2015 Plan that is the subject of Proposal 4 would increase the number of shares of common stock available for issuance by an additional 3,630,000 shares as noted on page 66 of our proxy statement.

Information Regarding Proposal 4:  Amended and Restated 2015 Omnibus Incentive Plan

As stated in the proxy statement (on page 66) our board of directors has adopted, subject to shareholder approval, an amendment and restatement of our 2015 Omnibus Incentive Plan (the “Amended Plan”) to, among other things, increase the number of shares of our common stock available for issuance under the Amended Plan by 3,630,000 shares, subject to adjustment in the event of stock splits and other similar events.  This information is unchanged.  Due to inadvertent error, however, there are places in the proxy statement, including in the copy of the Amended Plan provided at Annex B to the proxy statement, that incorrectly reflect the aggregate number of shares that will be authorized for issuance under the Amended Plan and the maximum number of shares that may be delivered pursuant to the exercise of incentive stock options granted under the Amended Plan if the Amended Plan is approved by our stockholders.  This supplement is being filed to correct such errors.

The 2015 Plan was approved by our board of directors in February 2015 and became effective following stockholder approval on May 19, 2015.  The 2015 Plan provided for the grant of up to an aggregate of 4,000,000 shares of our common stock plus 2,615,476 shares of our common stock that remained available for issuance under the 2012 Management Incentive Plan (“2012 MIP”) as of May 19, 2015 and were not subject to any then-outstanding awards.  Accordingly, a total of 6,615,476 shares of our common stock were initially available for grant under the 2015 Plan.  In addition, any shares subject to awards that were outstanding under the 2012 MIP as of

May 19, 2015 that thereafter expired, terminated or were cancelled or forfeited for any reason without the participant’s having received any benefit therefrom, were returned to the 2015 Plan and became available for future awards under the 2015 Plan.  Since the Amended Plan became effective in May 2015, 5,672,896 shares have become available for issuance under the 2015 Plan following the forfeiture, expiration or cancelation of awards granted under the 2012 MIP. No awards remain outstanding under the 2012 MIP.

Accordingly, the reference to 3,630,000 in the description of the number of shares available for awards under the Amended Plan under the heading Proposal 4: Amended and Restated 2015 Omnibus Incentive Plan – Description of the Amended Plan – Number of Shares Available for Awards (on page 68 of the proxy statement) and in Section 5(b) the Amended Plan attached as Annex B to the proxy statement (on page B-6 of the proxy statement), should instead be 15,918,372 shares.  This corrected number is equal to the total number of our shares of common stock that will be authorized for issuance under the Amended Plan if Proposal 4 is approved as detailed in the table below.

Number of Shares Initially Authorized for Issuance under 2015 Plan	Number of Shares Subject to Forfeited Awards under 2012 MIP that Became Available under 2015 Plan	Proposal 4 Share Pool Increase	Total Number of Shares Authorized for Issuance if Proposal 4 is Approved
6,615,476	5,672,896	3,630,000	15,918,372

As described on page 68 of the proxy statement, as of March 16, 2020, 7,507,972 shares were subject to outstanding awards under the 2015 Plan (i.e., 2,359,112 shares subject to options and 5,148,860 shares subject to awards of RSUs) and 3,675,146 shares remain available for future award grants.  If Proposal 4 is approved by our shareholders, 7,305,146 shares will be available for future award grants (i.e., the 3,675,146 shares that currently remain available for future awards plus the 3,630,000 share increase).

In addition, the 2015 Plan provided that the maximum number of shares that may be delivered pursuant to the exercise of incentive stock options granted under the 2015 Plan was 4,000,000.   Accordingly, the reference to 3,630,000 as the maximum number of shares that may be delivered pursuant to the exercise of incentive stock options granted under the Amended Plan under the heading Proposal 4: Amended and Restated 2015 Omnibus Incentive Plan – Description of the Amended Plan – Number of Shares Available for Awards (on page 68 of the proxy statement) and in Section 5(b) the Amended Plan attached as Annex B to the proxy statement (on page B-6 of the proxy statement), should instead be 7,630,000 shares.  This corrected number consists of (a) the number of shares previously approved for the grant of incentive stock options under the 2015 Plan (4,000,000) and (b) the proposed share increase of 3,630,000 shares.

These corrections are highlighted below:

Proposal 4: Amended and Restated 2015 Omnibus Incentive Plan – Description of the Amended Plan – Number of Shares Available for Awards (at pages 68-69 of the proxy statement)

Number of Shares Available for Awards

Up to 15,918,372 shares of our common stock may be issued pursuant to awards granted under the Amended Plan.  In addition, any shares of our common stock subject to outstanding awards granted under the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan (the “2012 MIP”) that expire, terminate or are cancelled or forfeited for any reason without the participant’s having received any benefit therefrom, may be issued pursuant to awards granted under the Amended Plan. No participant may be granted awards of stock options and SARs with respect to more than 1 million shares of our common stock during any single fiscal year. No more than 7,630,000 of our common stock may be issued with respect to incentive stock options under the Amended Plan. No more than 1 million shares of our common stock may be granted under the Amended Plan with respect to any performance compensation awards to any participant for any single performance period (or with respect to each single fiscal year if the performance period is more than a single fiscal year) or in the event such performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1 million shares of our common stock on the last day of the performance period to which such award relates. The maximum amount payable to any participant under the Amended Plan for any single performance period (or with respect to each single fiscal year if the performance period is more than a single fiscal year) is $10 million. The maximum amount (based on the fair value of shares of the Company’s common stock on the date of grant as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee director is $500,000, exclusive of voluntary deferrals by such director of his or her director fees and committee retainers.

Section 5(b) of the Amended Plan attached as Annex B to the proxy statement (on page B-6 of the proxy statement)

Subject to Section 12 of the Plan and subsections (c) and (d) below, the following limitations apply to the grant of Awards: (i) no more than (x) 15,918,372 shares of Common Stock plus (y) any shares of Common Stock that as of the Effective Date are subject to outstanding awards under the Prior Plan that become available after the Effective Date for issuance pursuant to Section 5(c) below, may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) no more than 1 million shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any single fiscal year; (iii) no more than 7,630,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) no more than 1 million shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1 million shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance

Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $10 million; and (vi) the maximum amount (based on the fair value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee director shall be $500,000, exclusive of voluntary deferrals by such director of his or her director fees and committee retainers.

Important Notice Regarding the Availability of Proxy Materials for the Houghton Mifflin Harcourt Company Annual Meeting of Stockholders to be held on May 19, 2020 This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to register for the virtual annual meeting and voting instructions, go to www.proxydocs.com/HMHC. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s Annual Meeting, please make this request on or before May 4, 2020. For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/HMHCProxy Materials Available to View or Receive: Annual Report and Proxy Statement Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/HMHC TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com You must use the 12 digit control number located in the shaded gray box below. * If requesting material by e-mail, please send a blank email with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. Houghton Mifflin Harcourt Company Notice of Annual Meeting Meeting Type: Annual Meeting For holders as of: March 20, 2020 Date: Tuesday, May 19, 2020 Time: 8:00 A.M. (Eastern Time) Place: www.proxydocs.com/HMHC The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees: (01) Daniel Allen (04) Lawrence K. Fish (07) John J. Lynch, Jr. (02) L. Gordon Crovitz (05) Jill A. Greenthal (08) John R. McKernan, Jr. (03) Jean S. Desravines (06) John F. Killian (09) Tracey D. Weber The Board of Directors recommends that you vote FOR the following: 2. Advisory Approval of Compensation of Named Executive Officers The Board of Directors recommends you vote EVERY YEAR on the following proposal: 3. Advisory Vote on Frequency of Advisory Vote on Executive Compensation The Board of Directors recommends that you vote FOR the following: 4. Approval of the Adoption of the Amended and Restated 2015 Omnibus Incentive Plan The Board of Directors recommends that you vote FOR the following: 5. Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2020 Note: To consider and act upon such other business as may properly come before the meeting or any adjournment thereof. You may attend the Annual Meeting virtually via the Internet by registering at www.proxydocs.com/HMHC where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/HMHC prior to the deadline of May 15, 2020 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.